Exhibit 99.1
FOR IMMEDIATE RELEASE
LCC Contact:
Nancy Feeney
Area Vice President, Marketing Communications
and External Relations
nancy_feeney@lcc.com
+1 703.873.2077
LCC International Announces Executive Management Changes
MCLEAN, VIRGINIA, May 13, 2008 — LCC International, Inc., (NASDAQ: LCCI) a global leader in wireless voice and data turn-key services, today announced that Dean Douglas, President and Chief Executive Officer, will be leaving the Company to join a private telecommunications equipment provider. Mr. Douglas’ resignation, as President, CEO and Director, will become effective June 6, 2008. Concurrently, the Board has promoted Mr. Kenneth Young to the position of President and Chief Operating Officer, effective immediately. Mr. Young joined LCC in May, 2006 as Chief Marketing Officer and since July 2007 has served as Senior Vice President, Chief Marketing Officer and President of the Americas. Mr. Young will report directly to Ms. Julie Dobson, Chairperson of the Board, who will become LCC’s interim Chief Executive Officer effective June 6, 2008. A national search to replace Mr. Douglas as Chief Executive Officer will be initiated and overseen by the Board. The Company expects to make an announcement regarding his successor within the next few months.
On the announcement, Mr. Douglas commented, “My decision to leave LCC is based solely on a significant new job opportunity, and does not reflect in any way on my confidence in LCC. I leave the Company with an extraordinarily capable core management team and over 1,300 talented employees who contribute daily to transforming the business. They possess the skills needed to continue on LCC’s growth trajectory.”
“We would like to thank Dean for the contributions he has made during his tenure with the Company, and wish him all the best in his future endeavors,” said Julie Dobson, LCC’s Chairperson and interim CEO. “We are fortunate that we have a depth of management that allows us to be able to expand Kenny Young’s responsibilities. He has made a significant impact on our business in a short period, and we confidently look to him to help lead us to the next level of success at LCC,” concluded Ms. Dobson.
Before joining LCC in 2006, Mr. Young served as Chief Operating Officer for Liberty Media’s Connectid™ mobile content subsidiary, as well as Senior Vice President and Chief Marketing Officer of Liberty Media’s TruePosition location based services organization. Before joining Liberty Media, Mr. Young spent over 16 years with the now ATamp;T Corporation and held senior management positions with Cingular Wireless, SBC Wireless, and Southwestern Bell Telephone operations.

About LCC International, Inc.
LCC International (NASDAQ: LCCI) is the recognized leader in providing wireless voice and data turn-key services to the telecommunications industry. Our service offering includes network services, business consulting, tools-based solutions, and training through our world-renowned Wireless Institute. The Company has worked with all major access technologies (including UMTS, EV-DO, HSDPA and WiMAX) and has participated in the success of some of the most sophisticated wireless systems in the world. LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. We bring local knowledge and global capabilities to our customers, offering innovative solutions, insight into cutting-edge developments and delivering solutions that increase business efficiencies. News and additional information are available at www.lcc.com.
Cautionary Note regarding forward-looking statements under the Private Securities Litigation Reform Act of 1995:
Information in this release regarding LCC’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to LCC as of the date of this release, which may change, and LCC assumes no obligation to update any such forward-looking statement. These statements are not guarantees. Factors that could cause or contribute to differences from such expectations include, but are not limited to risks associated with international operations, challenges and costs arising from integration of new operations and other factors that may affect our business are discussed in LCC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.
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